U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PERSHING SQUARE TONTINE HOLDINGS, LTD.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-0930174
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

787 Eleventh Avenue, 9th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A Common Stock and one-ninth of one Warrant to purchase one share of Class A Common Stock	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	The New York Stock Exchange
Redeemable Warrants, exercisable for one share of Class A Common Stock for $23.00 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-239342

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock and redeemable warrants to purchase Class A common stock of Pershing Square Tontine Holdings, Ltd. (the “Company”). The description of the units, Class A common stock and redeemable warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1, File No. 333-239342, which was initially filed with the Securities and Exchange Commission on June 22, 2020, and was amended on July 6, 2020, July 13, 2020, July 16, 2020 and July 20, 2020 (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-239342), filed with the Securities and Exchange Commission on June 22, 2020).

3.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-239342), filed with the Securities and Exchange Commission on July 6, 2020).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-239342), filed with the Securities and Exchange Commission on July 6, 2020).

3.4	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1/A-4 (File No. 333-239342), filed with the Securities and Exchange Commission on July 20, 2020).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-239342), filed with the Securities and Exchange Commission on July 6, 2020).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-239342), filed with the Securities and Exchange Commission on July 6, 2020).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S- 1/A-2 (File No. 333-239342), filed with the Securities and Exchange Commission on July 13, 2020).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A-2 (File No. 333-239342), filed with the Securities and Exchange Commission on July 13, 2020).

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A-2 (File No. 333-239342), filed with the Securities and Exchange Commission on July 13, 2020).

10.4	Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-239342), filed with the Securities and Exchange Commission on July 6, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

PERSHING SQUARE TONTINE HOLDINGS, LTD.

By:	/s/ William A. Ackman
William A. Ackman
Chief Executive Officer

Dated: July 20, 2020

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